Exhibit 10.2

ENGENIO INFORMATION TECHNOLOGIES, INC.
(formerly LSI LOGIC STORAGE SYSTEMS, INC.)
2004 EQUITY INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

     Engenio Information Technologies, Inc. (formerly LSI Logic Storage Systems, Inc.) (the “Company”) hereby grants you (the “Employee”), a nonqualified stock option under the Company’s 2004 Equity Incentive Plan (the “Plan”), to purchase shares of Class A common stock of the Company (“Shares”) effective as of the date (the “Grant Date”) indicated on the Notice of Grant of Stock Options (the “Notice of Grant”) to which this agreement is attached and which are collectively referred to as the “Agreement”. In general, the latest date this option will expire is the expiration date indicated on the Notice of Grant (the “Expiration Date”). However, as provided in this Agreement, this option may expire earlier than the Expiration Date. Subject to the provisions of the Notice of Grant, this Agreement and of the Plan, the principal features of this option are as follows:

IMPORTANT:

Your signature to the Notice of Grant indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in the Notice of Grant, this Agreement and the Plan. For example, important additional information on vesting and forfeiture of the Shares covered by this grant is contained in the Notice of Grant. PLEASE BE SURE TO READ ALL OF THE NOTICE OF GRANT, WHICH CONTAINS CERTAIN SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

          1. Grant of Option. The Company hereby grants to the Employee under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a nonqualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of the number of Shares listed in the Notice of Grant.

          2. Exercise Price. The purchase price per Share for this option (the “Exercise Price”) shall be the option price listed in the Notice of Grant.

          3. Vesting Schedule. Except as otherwise provided in Paragraph 14 of this Agreement, the right to exercise this option will vest as to twenty-five percent (25%) of the Shares subject to the option on the first anniversary date of the Vesting Commencement Date, and as to an additional 25% on each subsequent anniversary date of the Vesting Commencement Date thereafter, until the right to exercise this option shall have vested with respect to one hundred percent (100%) of such Shares. Shares scheduled to vest on any such date actually will vest only if the Employee has not incurred a Termination of Service prior to such date.

          4. Termination of Option. In the event of the Employee’s Termination of Service for any reason other than Disability or death, the Employee may, within three (3) months after the date of such Termination of Service, or prior to the Expiration Date, whichever shall first occur, exercise any then vested but unexercised portion of this option. In the event of the Employee’s Termination of Service due to Disability, the Employee may, within one (1) year after the date of Termination of Service due to Disability, or prior to the Expiration Date, whichever shall first occur, exercise any then vested but unexercised portion of this option. In addition, this option may terminate in accordance with Paragraph 13.

          5. Death of Employee. In the event that the Employee dies while in the employ of the Company and/or an Affiliate or during the three (3) month or one (1) year periods referred to in Paragraph 4 above, the Employee’s designated beneficiary, or if no beneficiary survives the Employee, the administrator or executor of the Employee’s estate (the “Transferee”), may, within one (1) year after the date of death, exercise any unexercised portion of the option that was vested prior to the Employee’s Termination of Service. Any such Transferee must furnish the Company (a) written notice of his or her status as a Transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this option as set forth in this Agreement.

          6. Persons Eligible to Exercise Option. Except as provided in Paragraph 5 above or as otherwise determined by the Committee in its discretion, this option shall be exercisable during the Employee’s lifetime only by the Employee.

          7. Option is Not Transferable. Except as otherwise expressly provided herein, this option and the rights and privileges conferred hereby may not be transferred, pledged, assigned or otherwise hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, pledge, assign, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this option and the rights and privileges conferred hereby immediately shall become null and void.

          8. Exercise of Option. This option may be exercised by the person then entitled to do so as to any Shares which may then be purchased (a) by giving notice of exercise by way of such form, time, place and/or manner as the Company may designate, (b) providing full payment of the Exercise Price (and the amount of any income tax the Company determines is required to be withheld by reason of the exercise of this option or as is otherwise required under Paragraph 10 below), and (c) giving satisfactory assurances in the form or manner requested by the Company that the shares to be purchased upon the exercise of this option are being purchased for investment and not with a view to the distribution thereof. Notwithstanding any contrary provision of this Agreement, if the expiration date of this option falls on a Saturday, Sunday or California holiday, the Employee may exercise any then vested but unexercised portion of this option at any time prior to the close of business on the first business day following that Saturday, Sunday or California holiday. In addition, if the option is to be exercised through a stock broker-assisted transaction, the option must be exercised while the applicable stock market is open for trading and before the option otherwise expires.

          9. Conditions to Exercise. Except as provided in Paragraph 8 above or as otherwise required as a matter of law, and as so specified by the Company at any time, the Exercise Price for this option may be paid in one (1) (or a combination of two (2) or more) of the following forms:

          (a) Personal check, a cashier’s check or a money order.

          (b) Irrevocable directions to a securities broker approved by the Company to sell all or part of the option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any required withholding taxes. (The balance of the sale proceeds, if any, will be delivered to Employee.)

          (c) Irrevocable directions to a securities broker or lender approved by the Company to pledge option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Exercise Price and any required withholding taxes.

          10. Tax Withholding and Payment Obligations. The Company will assess its requirements regarding tax, social insurance and any other payroll tax withholding and reporting in connection with this option, including the grant, vesting or exercise of this option or sale of shares acquired pursuant to the exercise of this option (“tax-related items”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s actions in this regard, the Employee hereby acknowledges and agrees that the ultimate liability for any and all tax-related items is and remains his or her responsibility and liability and that the Company (1) makes no representations or undertaking regarding treatment of any tax-related items in connection with any aspect of this option grant, including the grant, vesting or exercise of this option and the subsequent sale of shares acquired pursuant to the exercise of this option; and (2) does not commit to structure the terms of the grant or any aspect of this option to reduce or eliminate the Employee’s liability regarding tax-related items. In the event the Company determines that it and/or an Affiliate must withhold or collect any tax-related items as a result of the Employee’s participation in the Plan, the Employee agrees as a condition of the grant of this option to make arrangements satisfactory to the Company to enable it to satisfy all withholding and/or collection requirements. The Employee authorizes the Company and/or an Affiliate to withhold all applicable withholding taxes from the Employee’s wages. Furthermore, the Employee agrees to pay the Company and/or an Affiliate any amount of taxes the Company and/or an Affiliate may be required to withhold or collect as a result of the Employee’s participation in the Plan that cannot be satisfied by deduction from the Employee’s wages or other cash compensation paid to the Employee by the

Company and/or an Affiliate. The Employee acknowledges that he or she may not exercise this option unless the tax withholding and/or collection obligations of the Company and/or any Affiliate are satisfied.

          11. Suspension of Exercisability. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of Shares hereunder, this option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

          12. Lock-Up Period. The Employee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or other securities) of the Company held by the Employee (other than those included in the registration) for a period specified by the representative of the underwriters of the Shares (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (the “Securities Act”). The Employee shall execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of the Shares (or other securities) of the Company, the Employee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Any transferee of this option also shall be bound by this Paragraph 12. The certificate evidencing the Shares will be imprinted with any legend the Company, in its discretion, deems appropriate to indicate the restrictions set forth in this Paragraph 12.

          13. No Initial Public Offering. If at any time the Committee shall determine, in its discretion, that an initial listing or registration of any Shares upon any securities exchange or under federal law is not likely to occur, the Committee may, in its discretion, determine that this option shall be converted to an option to purchase shares of common stock of LSI Logic Corporation by such means as the Committee deems appropriate. Unless the Committee determines otherwise, the outstanding option will be converted to an option to purchase shares of common stock of LSI Logic Corporation as follows:

          (a) The option to purchase shares of common stock of LSI Logic Corporation shall be exercisable for the number of Shares subject to the then outstanding portion of this option multiplied by the “Conversion Ratio” (as defined below), with the resulting number of shares rounded down to the nearest whole share; and

          (b) The per share exercise price of the option to purchase shares of common stock of LSI Logic Corporation shall be equal to the quotient of the per Share exercise price of this option divided by the Conversion Ratio, rounded up to the nearest whole cent.

          For purposes of this Agreement, “Conversion Ratio” means the Fair Market Value of a Share immediately prior to the date the option is being converted divided by the fair market value of a share of LSI Logic Corporation common stock at the time of the conversion.

          14. Change in Control. In the event of a Change in Control, this option shall be subject to the definitive agreement governing such Change in Control. Such agreement, without the Employee’s consent and notwithstanding any provision to the contrary in this Agreement or the Plan, may provide for: (a) the assumption of this option by the surviving corporation or its parent; (b) the substitution by the surviving corporation or its parent of options with substantially the same terms as this option; (c) the substitution by the surviving corporation or its parent of other awards having a value at least equal to the value as this option; (d) the conversion of this option into an option to purchase the consideration received by the stockholders of the Company in the Change in Control; (e) the termination of this option after the Company shall have provided the Employee with the ability to exercise this option, to the extent then exercisable, for a period of fifteen (15) days or less before the consummation of the Change in Control; or (f) the cancellation of this option after payment to the Employee of an amount in cash or cash equivalents equal to (A) the fair market value of the Shares subject to this option at the time of the Change in Control minus (B) the Exercise Price of the Shares subject to this option at the time of the Change in Control. The Committee may, in its sole discretion, accelerate the exercisability and vesting of this option in connection with any of the foregoing alternatives. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; (d) the approval by the shareholders of the Company, or if shareholder approval is not required, by the Board, of a plan of complete liquidation of the Company; or (e) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. Notwithstanding any provision to the contrary herein, a Change in Control shall not include the registration of any class of the Company’s securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, nor any event or series of events through which LSI Logic Corporation ceases to own a majority of the total voting power represented by the voting securities of the Company through a sale of Company securities to the public. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

          15. No Rights of Stockholder. Neither the Employee (nor any transferee) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (or transferee).

          16. No Effect on Employment. The Employee’s employment with the Company and its Affiliates is on an at-will basis only, subject to the provisions of applicable law. Accordingly, subject to any separate, written, express employment contract with the Employee, nothing in this Agreement or the Plan shall confer upon the Employee any right to continue to be employed by the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company or the Affiliate, which are hereby expressly reserved, to terminate the employment of the Employee at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or the Affiliate employing the Employee. For purposes of this Agreement, the transfer of employment of the Employee between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. In addition, a leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company, or the Affiliate employing the Employee, as the case may be, shall not be deemed a Termination of Service for the purposes of this Agreement.

          17. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its General Counsel, at Engenio Information Technologies,

Inc.1621 Barber Lane, Milpitas, California 95035, or at such other address as the Company may hereafter designate in writing.

          18. Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Employee’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Affiliate. Notwithstanding any contrary provision of this Agreement, in the event that the Employee receives a hardship withdrawal from his or her pre-tax account under the Company’s 401(k) Plan (the “401(k) Plan”), this option may not be exercised during the six (6) month period following the receipt of such withdrawal, unless the Company determines that such exercise (or a particular manner of exercise) would not adversely affect the continued tax qualification of the 401(k) Plan.

          19. Maximum Term of Option. Notwithstanding any other provision of this Agreement, this option is not exercisable after the Expiration Date.

          20. Binding Agreement. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

          21. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan. This option is not an incentive stock option as defined in Section 422 of the Internal Revenue Code. The Company may, in its discretion; issue newly issued shares or treasury shares pursuant to this option.

          22. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

          23. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

          24. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

          25. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Except as otherwise provided herein, modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

          26. Amendment, Suspension, Termination. By accepting this option, the Employee expressly warrants that he or she has received an option to purchase stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

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